                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                   YEAR ENDED DECEMBER 31               SIX MONTHS ENDED JUNE 30
                          ----------------------------------------     --------------------------
                             1993          1994           1995            1995           1996
                          ----------    -----------    -----------     -----------    -----------
                                                                              (UNAUDITED)
PRIMARY
Average shares
  outstanding..........    7,987,800     10,339,072     11,204,971      11,204,710     11,295,692
Net effect of dilutive
  stock options and
  warrants -- based on
  the treasury stock
  method using average
  market price.........    1,318,455        642,111        155,797         334,940        235,377
                          ----------    -----------    -----------     -----------    -----------
Total..................    9,306,255     10,981,183     11,360,768      11,539,650     11,531,069
                          ----------    -----------    -----------     -----------    -----------
Net income.............   $1,672,413    $ 1,971,049    $ 2,399,067     $ 1,314,340    $ 1,909,887
                          ==========    ===========    ===========     ===========    ===========
Per share amount.......        $0.18          $0.18          $0.21           $0.11          $0.17
                          ==========    ===========    ===========     ===========    ===========
FULLY DILUTED
Average shares
  outstanding..........    7,987,800     10,339,072     11,204,971      11,204,710     11,295,692
Net effect of dilutive
  stock options and
  warrants -- based on
  the treasury stock
  method using the
  quarter-end market
  price, if higher than
  average market
  price................    1,535,140        740,064        155,797         471,444        246,169
                          ----------    -----------    -----------     -----------    -----------
Total..................    9,522,940     11,079,136     11,360,768      11,676,154     11,541,861
                          ----------    -----------    -----------     -----------    -----------
Net income.............   $1,672,413    $ 1,971,049    $ 2,399,067     $ 1,314,340    $ 1,909,887
                          ==========    ===========    ===========     ===========    ===========
Per share amount.......        $0.18          $0.18          $0.21           $0.11          $0.17
                          ==========    ===========    ===========     ===========    ===========